UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2012

BROADWIND ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-31313	88-0409160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3240 South Central Avenue, Cicero, Illinois 60804

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 780-4800

47 East Chicago Avenue, Suite 332, Naperville, Illinois 60540

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2012, the Board of Directors (the “Board”) of Broadwind Energy, Inc. (the “Company”) approved amended and restated employment agreements (the “Amended and Restated Employment Agreements”) with Peter C. Duprey, Stephanie Kushner, J.D. Rubin and Jesse E. Collins, Jr. (collectively, the “Executives”).  The Executives’ existing employment agreements were primarily amended and restated to (i) clarify the compliance of such agreements with Section 409A of the Internal Revenue Code of 1986, as amended, and (ii) reflect updated compensation levels and title changes since the agreements were originally entered into and the deletion of inoperative terms from the original employment agreements.  The Amended and Restated Employment Agreements also clarify that the “Change of Control” (as defined in the Amended and Restated Employment Agreements) vesting provisions included in Section 7 of the Amended and Restated Employment Agreements of Messrs. Duprey and Rubin and Ms. Kushner apply to all long-term incentive plans maintained by the Company.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Employment Agreement dated as of December 17, 2012 between the Company and Peter C. Duprey
10.2	Amended and Restated Employment Agreement dated as of December 17, 2012 between the Company and Jesse E. Collins, Jr.
10.3	Amended and Restated Employment Agreement dated as of December 17, 2012 between the Company and Stephanie K. Kushner
10.4	Amended and Restated Employment Agreement dated as of December 17, 2012 between the Company and J.D. Rubin

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

December 21, 2012	By:	/s/ Stephanie K. Kushner
Stephanie K. Kushner
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Amended and Restated Employment Agreement dated as of December 17, 2012 between the Company and Peter C. Duprey
10.2	Amended and Restated Employment Agreement dated as of December 17, 2012 between the Company and Jesse E. Collins, Jr.
10.3	Amended and Restated Employment Agreement dated as of December 17, 2012 between the Company and Stephanie K. Kushner
10.4	Amended and Restated Employment Agreement dated as of December 17, 2012 between the Company and J.D. Rubin